EXHIBIT 99.1

PRESS RELEASE

Bioverativ Reports Fourth Quarter and Full Year 2017 Performance

•	Full year 2017 year-over-year revenues up 31.7%

•	Fourth quarter revenues up 28.3% year-over-year

•	Full year 2017 GAAP operating margin of 38.3%; Non-GAAP operating margin of 46.5%

•	Full year cash flows from operations of $591 million

WALTHAM, Mass. – February 13, 2018 – Bioverativ Inc. (NASDAQ: BIVV) today reported financial results for the fourth quarter and full year of 2017.

Key financial results include:

•	Fourth quarter 2017 revenues of $328.7 million, up 28.3% year-over-year

•	Fourth quarter 2017 revenues increased $37.1 million over third quarter 2017, up 12.7%

•	Fourth quarter 2017 GAAP net income of $141.3 million; Non-GAAP net income of $103.3 million

•	Full year 2017 GAAP tax rate of 21.3%; Non-GAAP tax rate of 34.3%

“We are proud of our accomplishments in 2017. We increased our market leadership position in the extended half-life market with our products ELOCTATE® and ALPROLIX® and grew revenue by 32% year-over-year. We built a robust clinical stage pipeline by advancing internal assets such as BIVV001 into a Phase 1/2a clinical trial, which is progressing with patients being dosed. We acquired True North Therapeutics and have initiated our Phase 3 registrational trials for BIVV009 in cold agglutinin disease,” said John Cox, Chief Executive Officer of Bioverativ.

“As we look toward 2018 and our future, Sanofi brings proven capabilities and a global infrastructure, which we believe will help to rapidly expand access to our medicines globally and further our mission of transforming the lives of people with rare blood disorders. Since its inception, I strongly believed Bioverativ would create meaningful value for shareholders. Our transaction with Sanofi delivers tremendous value for those who have invested in and supported our mission,” continued Mr. Cox.

Revenue Highlights

(In millions, except percentages)	Q4 ‘17	Q3 ‘17	Q4 ‘16	Q4 ‘17 v. Q3 ‘17	Q4 ‘17 v. Q4 ‘16	FY ‘17	FY ‘16	FY '17 v. FY '16
ELOCTATE	$208.0	$186.3	$148.7	11.6%	39.9%	$724.5	$513.0	41.2%
ALPROLIX	$100.4	$88.5	$93.1	13.4%	7.8%	$364.6	$333.6	9.3%
Total Product Revenues	$308.4	$274.8	$241.8	12.2%	27.5%	$1,089.1	$846.6	28.6%
Collaboration Revenues	$20.3	$16.8	$14.4	20.8%	41.0%	$79.4	$40.8	94.6%
Total Revenues	$328.7	$291.6	$256.2	12.7%	28.3%	$1,168.5	$887.4	31.7%

Note: Percent changes represented as increase & (decrease)

In the US, product revenues grew 26.9% compared to the fourth quarter of 2016 and 12.8% compared to the third quarter of 2017. Product revenues outside the US grew 30.7% compared to the fourth quarter of 2016 and 9.8% compared to the third quarter of 2017.

ELOCTATE remained on a strong trajectory due to high patient retention, continued capture of patients switching to long-acting therapies, and the market trend towards prophylactic treatment.

ALPROLIX volume increased despite competition due to growing understanding and appreciation for safety and efficacy data as well as increased protection and dosing education.

Collaboration revenues from Swedish Orphan Biovitrum AB (publ) (Sobi™) grew $3.5 million compared to the third quarter of 2017 due to increased royalty revenue driven by increased sales and new country launches within Sobi’s territory as well as higher contract manufacturing revenue.

Full year 2017 product revenues grew 27.0% in the US and 37.5% outside the US compared to 2016. Revenue growth was largely attributed to captured market share from short acting factor therapies, increased prophylactic adoption among appropriate patients, and low discontinuation rates.

Expense Highlights

GAAP
(In millions, except percentages)	Q4 ‘17	Q3 ‘17	Q4 ‘16	Q4 ‘17 v. Q3 ‘17	Q4 ‘17 v. Q4 ‘16	FY ‘17	FY ‘16	FY '17 v. FY '16
Cost of sales	$70.3	$65.5	$75.7	7.3%	(7.1%)	$279.6	$237.9	17.5%
R&D	$83.9	$70.1	$63.2	19.7%	32.8%	$224.6	$210.1	6.9%
SG&A	$56.6	$52.2	$33.0	8.4%	71.5%	$217.1	$147.0	47.7%

Note: Percent changes represented as increase & (decrease)

Cost of sales fell $5.4 million compared to the fourth quarter of 2016 as lower 2017 inventory write-offs and the absence of costs associated with the 2016 shutdown of a Biogen Cambridge manufacturing facility partially offset by increased volume sales of ELOCTATE and ALPROLIX across all geographies, humanitarian aid donations, and royalties to Sobi. Cost of sales grew $4.8 million compared to the third quarter of 2017 due to increased volume sales of ELOCTATE and ALPROLIX and increased royalties paid to Sobi. Full year 2017 cost of sales grew $41.7 million compared to full year 2016 as volume growth in the US, Japan, and Canada, higher contract manufacturing and royalties paid to Sobi were partially offset by impairment charges associated with the 2016 shutdown of a Biogen Cambridge manufacturing facility, lower inventory write-offs, and prior period allocations.

Research and development expenses increased $20.7 million compared to the fourth quarter of 2016 as costs associated with BIVV009 registrational Phase 3 clinical trials as well as a buyout of royalty and development milestones to a third party associated with BIVV001/BIVV002 were partially offset by lower prior period allocations. Compared to the third quarter of 2017, research and development expenses increased $13.8 million due largely to the BIVV001 clinical manufacturing campaign. Full year 2017 research and development costs rose $14.5 million compared to 2016 as pipeline development for multiple programs offset prior period allocations.

Selling, general and administrative expenses rose $23.6 million compared to the fourth quarter of 2016 as an increase in workforce expenses and higher fees and services offset prior period allocations. Compared to the third quarter of 2017, selling, general and administrative expenses grew $4.4 million primarily due to increased fees and services offset by higher workforce expenses. Full year 2017 selling, general and administrative costs rose $70.1 million over 2016 due to the acquisition of True North Therapeutics, increased workforce expenses, and increased fees and services.

Non-GAAP
(In millions, except percentages)	Q4 ‘17	Q3 ‘17	Q4 ‘16	Q4 ‘17 v. Q3 ‘17	Q4 ‘17 v. Q4 ‘16	FY ‘17	FY ‘16	FY '17 v. FY '16
Cost of sales	$68.9	$64.1	$61.8	7.5%	11.5%	$273.9	$184.7	48.3%
R&D	$64.9	$54.8	$60.5	18.4%	7.3%	$189.1	$205.1	(7.8%)
SG&A	$45.9	$39.3	$31.8	16.8%	44.3%	$162.4	$142.7	13.8%

Note: Percent changes represented as increase & (decrease)

Cost of sales increased $7.1 million compared to the fourth quarter of 2016 and $4.8 million compared to the third quarter of 2017. Full year 2017 cost of sales rose $89.2 million compared to 2016. Non-GAAP adjustments for fourth quarter 2017 cost of sales totaled $1.4 million.

Research and development expenses increased $4.4 million compared to the fourth quarter of 2016 and $10.1 million compared to the third quarter of 2017. Full year 2017 research and development costs decreased $16.0 million compared to 2016 due to prior period allocations. Non-GAAP adjustments for fourth quarter 2017 research and development costs totaled $19.0 million, the most significant of which were a buyout of royalty and development milestones to a third party associated with BIVV001/BIVV002 and a remeasurement of the contingent consideration owed to former equity holders of True North Therapeutics.

Selling, general and administrative expenses rose $14.1 million compared to the fourth quarter of 2016 and $6.6 million compared to the third quarter of 2017. Full year 2017 selling, general and administrative expenses grew $19.7 million compared to 2016. Non-GAAP adjustments for fourth quarter 2017 selling, general and administrative expenses totaled $10.7 million primarily due to equity based compensation and spin-related costs.

A reconciliation of GAAP to Non-GAAP financial results can be found in Table 5 at the end of this release.

Tax

The company’s GAAP effective income tax rate for the three months ended December 31, 2017 was (18.9%). This compares to GAAP effective income tax rate of (169.6%) for the three months ended December 31, 2016. The difference from the prior year was primarily due to the realization of deferred tax assets resulting from net losses and business credit carryforwards in 2016 as well as the passage of tax reform in December 2017. The company’s GAAP effective income tax rates for full years ending 2017 and 2016 were 21.3% and (50.6%), respectively.

Adjusting for the realization of deferred tax assets, net losses, and business credit carryforwards in 2016 as well as the impact of recently passed tax reform legislation on net deferred tax liabilities in 2017, the non-GAAP tax rates for full years ending 2017 and 2016 were 34.3% and 34.1%, respectively.

Cash Position

As of December 31, 2017, Bioverativ had $436.5 million in cash and cash equivalents and no debt.

Recent Corporate Events

•	On January 22, 2018, it was announced Bioverativ and Sanofi entered into a definitive agreement under which Sanofi will acquire all of the outstanding shares of Bioverativ for $105 per share in cash.

•

Presented a wide breadth of data at the 59th American Society of Hematology (ASH) Annual Meeting and Exposition from December 9-12, 2017, including Phase 1b safety and efficacy results on BIVV009, its first-in-class monoclonal antibody in Phase 3 clinical development for the treatment of cold agglutinin disease (CAgD); data from the largest natural history study of CAgD, which quantified the risk of life-threatening thromboemobolic events associated with the disease; results from a preclinical imaging study demonstrating that ALPROLIX had higher tissue distribution and retention in joints compared with other factor IX molecules, data on weekly prophylactic dosing with ELOCTATE in people with hemophilia A, and dosing every 14 or more days with ALPROLIX in people with severe hemophilia B.

•

Announced that the U.S. Food and Drug Administration approved updated labeling for ALPROLIX that further supported the long-term efficacy and safety profile of the product and included the addition of pediatric data showing that prophylactic treatment with ALPROLIX results in effective bleed protection with extended dosing intervals.

•

Published interim data in collaboration with Sobi™ of results from a longitudinal study showing improvements in long-term joint health for hemophilia A patients following prophylactic treatment with ELOCTATE. This was the first study to demonstrate continuous improvement in joint health with an extended half-life factor therapy and positive results were seen in study participants regardless of prior treatment regimen, severity of damage or target joints.

Conference Call and Webcast

The company will not be conducting an earnings conference call for the fourth quarter and full year 2017.

About Bioverativ

Bioverativ (NASDAQ: BIVV) is a global biopharmaceutical company dedicated to transforming the lives of people with hemophilia and other rare blood disorders through world-class research, development and commercialization of innovative therapies. Launched in 2017 following separation from Biogen Inc., Bioverativ builds upon a strong heritage of scientific innovation and is committed to actively working with the blood disorders community. The company’s mission is to create progress for patients where they need it most and its hemophilia therapies when launched represented the first major advancements in hemophilia treatment in more than two decades. For more information, visit www.bioverativ.com or follow @bioverativ on Twitter.

Safe Harbor

This press release contains forward-looking statements, including statements relating to: the pending acquisition by Sanofi, including the completion and any anticipated benefits thereof; Bioverativ’s business and strategic objectives; growth prospects; commercial and pipeline progress; collaboration programs; clinical trials; and financial information. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. You should not place undue reliance on these statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: risks related to the merger with Sanofi; Bioverativ’s dependence on revenues from sales of ELOCTATE and ALPROLIX; failure to compete effectively due to significant product competition in the markets in which Bioverativ operates; product quality or safety concerns, including the occurrence of adverse safety events; product development risks; risks associated with clinical trials; risks relating to actions of regulatory authorities; risks related to reliance on third parties for manufacturing, supply and distribution of Bioverativ’s products and product candidates; difficulties in obtaining and maintaining adequate coverage, pricing and reimbursement for Bioverativ’s products; failure to obtain and maintain adequate protection for intellectual property and other proprietary rights; the outcome of any significant legal proceedings; risks of doing business in international and emerging markets; risks associated with current and potential future healthcare reforms; failure to identify and execute on business development and research and development opportunities;  Bioverativ’s dependence on relationships with collaborators and other third parties for revenue and other aspects of its business; loss of key employees or inability to attract and retain key personnel; disruptions to, or other adverse impact on Bioverativ’s relationships with its customers and other business partners; adverse effects to Bioverativ liquidity; ability to access capital and credit markets; the adequacy of the Bioverativ’s cash flows from operations; failure to comply with legal and regulatory requirements affecting Bioverativ’s business; the impact of global economic conditions; fluctuations in foreign exchange and interest rates; changes in the law concerning the taxation of income; risks relating to technology failures or breaches; Bioverativ’s lack of operating history as a standalone business; risks relating to the separation from Biogen; and other risks and uncertainties described in the Risk Factors section of Bioverativ’s quarterly and annual filings with the Securities and Exchange Commission.

These statements are based on Bioverativ’s current beliefs and expectations and speak only as of the date of this release. Bioverativ does not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT:

Sam Chase

+1 781 663 9277

IR@bioverativ.com

TABLE 1

(In millions, except percentages)	Q4 ‘17	Q3 ‘17	Q4 ‘16	Q4 ‘17 v. Q3 ‘17	Q4 ‘17 v. Q4 ‘16	FY ‘17	FY ‘16	FY '17 v. FY '16
ELOCTATE (US)	$174.6	$155.9	$126.2	12.0%	38.4%	$615.6	$445.3	38.2%
ALPROLIX (US)	$78.9	$68.9	$73.6	14.5%	7.2%	$290.1	$267.9	8.3%
US Product Revenues	$253.5	$224.8	$199.8	12.8%	26.9%	$905.7	$713.2	27.0%
ELOCTATE (Ex-US)	$33.4	$30.4	$22.5	9.9%	48.4%	$108.9	$67.7	60.9%
ALPROLIX (Ex-US)	$21.5	$19.6	$19.5	9.7%	10.3%	$74.5	$65.7	13.4%
Ex-US Product Revenues	$54.9	$50.0	$42.0	9.8%	30.7%	$183.4	$133.4	37.5%
Collaboration Revenues	$20.3	$16.8	$14.4	20.8%	41.0%	$79.4	$40.8	94.6%
Total Revenues	$328.7	$291.6	$256.2	12.7%	28.3%	$1,168.5	$887.4	31.7%

TABLE 2

Consolidated Statements of Income

(In millions, except per share amounts)	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues:
Product, net	$308.4	$241.8	$1,089.1	$846.6
Collaboration	20.3	14.4	79.4	40.8
Total revenues	328.7	256.2	1,168.5	887.4
Cost and expenses:
Cost of sales	70.3	75.7	279.6	237.9
Research and development	83.9	63.2	224.6	210.1
Selling, general and administrative	56.6	33.0	217.1	147.0
Total cost and expenses	210.8	171.9	721.3	595.0
Income from operations	117.9	84.3	447.2	292.4
Other income (expense), net	0.9	0.6	4.7	(0.5)
Income before income tax expense (benefit)	118.8	84.9	451.9	291.9
Income tax expense (benefit)	(22.5)	(144.0)	96.3	(147.7)
Net income	$141.3	$228.9	$355.6	$439.6
Diluted earnings per share	$1.30	$2.12	$3.28	$4.07
Weighted average shares used in calculating diluted earnings per share	108.6	108.0	108.5	108.0

TABLE 3

Consolidated Balance Sheets

(In millions)	As of	As of
	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$436.5	$—
Accounts receivable, net	189.4	149.4
Inventory	40.6	302.0
Restricted cash	40.0	—
Other current assets	71.8	24.2
Total current assets	778.3	475.6
Property, plant and equipment, net	24.0	28.4
Intangible assets, net	635.9	51.7
Goodwill	170.7	—
Deferred tax assets, net	1.0	154.2
Other long-term assets	8.4	22.0
Total assets	$1,618.3	$731.9
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$26.1	$12.7
Accrued expenses and other current liabilities	233.5	89.3
Due to True North Therapeutics equityholders	40.0	—
Due to Biogen	90.5	—
Total current liabilities	390.1	102.0
Other long-term liabilities	92.5	63.7
Deferred tax liabilities, net	89.0	—
Contingent consideration	149.1	—
Total liabilities	$720.7	$165.7
Total equity	897.6	566.2
Total liabilities and equity	$1,618.3	$731.9

TABLE 4

Consolidated Statements of Cash Flows

(In millions)	For the Twelve Months Ended
	December 31,
	2017	2016
Net cash flows provided by operating activities	$590.7	$301.6
Net cash flows used in investing activities	(408.8)	(35.2)
Net cash flows provided by (used in) financing activities	253.6	(266.4)
Effect of foreign exchange rate changes on cash and cash equivalents	1.0	—
Net increase in cash and cash equivalents	$436.5	$—
Cash and cash equivalents, beginning of the period	—	—
Cash and cash equivalents, end of the period	$436.5	$—

TABLE 5

GAAP to Non-GAAP Reconciliation

An itemized reconciliation between net income on a GAAP and Non-GAAP basis is as follows:

	Q4 2017
(In millions, except EPS and percentages)	GAAP	Share-Based Comp. (1)	Amort. of Intangibles (2)	Tax-Related Items (4)	Spin-Related Costs (5)	Upfront & Milestone Payments (6)	Acquisition-Related Costs (7)	Sanofi Acquisition (8)	Non-GAAP
Total revenues	328.7	—	—	—	—	—	—	—	328.7
Cost of sales	(70.3)	—	1.4	—	—	—	—	—	(68.9)
R&D	(83.9)	1.3	—	—	0.8	9.3	7.6	—	(64.9)
SG&A	(56.6)	3.7	—	—	4.9	—	0.1	2.0	(45.9)
Operating margin	35.9%								45.3%
Other income (expense), net	0.9	—	—	—	—	—	—	—	0.9
Income before taxes	118.8	5.0	1.4	—	5.7	9.3	7.7	2.0	149.9
Income tax expense (benefit) (9)	(22.5)	1.4	0.4	58.9	1.8	3.2	2.7	0.7	46.6
Tax rate	(18.9%)								31.1%
Net income	141.3	3.6	1.0	(58.9)	3.9	6.1	5.0	1.3	103.3
Diluted EPS	1.30								0.95

	Q3 2017
(In millions, except EPS and percentages)	GAAP	Share-Based Comp. (1)	Amort. of Intangibles (2)	Tax-Related Items (4)	Spin-Related Costs (5)	Upfront & Milestone Payments (6)	Acquisition-Related Costs (7)	Sanofi Acquisition (8)	Non-GAAP
Total revenues	291.6	—	—	—	—	—	—	—	291.6
Cost of sales	(65.5)	—	1.4	—	—	—	—	—	(64.1)
R&D	(70.1)	1.5	—	—	0.9	10.6	2.3	—	(54.8)
SG&A	(52.2)	7.7	—	—	5.0	—	0.2	—	(39.3)
Operating margin	35.6%								45.7%
Other income (expense), net	1.2	—	—	—	—	—	—	—	1.2
Income before taxes	105.0	9.2	1.4	—	5.9	10.6	2.5	—	134.6
Income tax expense (benefit) (9)	37.1	3.2	0.5	—	2.1	3.7	0.9	—	47.5
Tax rate	35.3%								35.3%
Net income	67.9	6.0	0.9	—	3.8	6.9	1.6	—	87.1
Diluted EPS	0.63								0.80

	Twelve Months Ended December 31, 2017
(In millions, except EPS and percentages)	GAAP	Share-Based Comp. (1)	Amort. of Intangibles (2)	Tax-Related Items (4)	Spin-Related Costs (5)	Upfront & Milestone Payments (6)	Acquisition-Related Costs (7)	Sanofi Acquisition (8)	Non-GAAP
Total revenues	1,168.5	—	—	—	—	—	—	—	1,168.5
Cost of sales	(279.6)	—	5.7	—	—	—	—	—	(273.9)
R&D	(224.6)	5.0	—	—	3.7	16.9	9.9	—	(189.1)
SG&A	(217.1)	27.0	—	—	16.4	—	9.3	2.0	(162.4)
Operating margin	38.3%								46.5%
Other income (expense), net	4.7	—	—	—	—	—	—	—	4.7
Income before taxes	451.9	32.0	5.7	—	20.1	16.9	19.2	2.0	547.8
Income tax expense (benefit) (9)	96.3	10.9	1.9	58.9	6.9	5.8	6.6	0.7	188.0
Tax rate	21.3%								34.3%
Net income	355.6	21.1	3.8	(58.9)	13.2	11.1	12.6	1.3	359.8
Diluted EPS	3.28								3.32

	Q4 2016
(In millions, except EPS and percentages)	GAAP	Share-Based Comp. (1)	Amort. of Intangibles (2)	Biogen Cambridge Mfr. Facility (3)	Tax-Related Items (4)	Upfront & Milestone Payments (6)	Non-GAAP
Total revenues	256.2	—	—	—	—	—	256.2
Cost of sales	(75.7)	1.4	1.4	11.1	—	—	(61.8)
R&D	(63.2)	1.4	—	—	—	1.3	(60.5)
SG&A	(33.0)	1.2	—	—	—	—	(31.8)
Operating margin	32.9%	.					39.9%
Other income (expense), net	0.6	—	—	—	—	—	0.6
Income before taxes	84.9	4.0	1.4	11.1	—	1.3	102.7
Income tax expense (benefit) (9)	(144.0)	1.4	0.5	3.8	172.8	0.4	34.9
Tax rate	(169.6%)						34.0%
Net income	228.9	2.6	0.9	7.3	(172.8)	0.9	67.8
Diluted EPS	2.12						0.63

	Q3 2016
(In millions, except EPS and percentages)	GAAP	Share-Based Comp. (1)	Amort. of Intangibles (2)	Biogen Cambridge Mfr. Facility (3)	Tax-Related Items (4)	Upfront & Milestone Payments (6)	Non-GAAP
Total revenues	229.2	—	—	—	—	—	229.2
Cost of sales	(71.5)	3.0	1.4	14.2	—	—	(52.9)
R&D	(42.7)	0.8	—	—	—	—	(41.9)
SG&A	(35.7)	1.2	—	—	—	—	(34.5)
Operating margin	34.6%	.					43.6%
Other income (expense), net	(0.1)	—	—	—	—	—	(0.1)
Income before taxes	79.2	5.0	1.4	14.2	—	—	99.8
Income tax expense (benefit) (9)	(1.3)	1.7	0.5	4.9	28.4	—	34.2
Tax rate	(1.6%)						34.3%
Net income	80.5	3.3	0.9	9.3	(28.4)	—	65.6
Diluted EPS	0.75						0.61

	Twelve Months Ended December 31, 2016
(In millions, except EPS and percentages)	GAAP	Share-Based Comp. (1)	Amort. of Intangibles (2)	Biogen Cambridge Mfr. Facility (3)	Tax-Related Items (4)	Upfront & Milestone Payments (6)	Non-GAAP
Total revenues	887.4	—	—	—	—	—	887.4
Cost of sales	(237.9)	7.3	4.8	41.1	—	—	(184.7)
R&D	(210.1)	3.7	—	—	—	1.3	(205.1)
SG&A	(147.0)	4.3	—	—	—	—	(142.7)
Operating margin	33.0%						40.0%
Other income (expense), net	(0.5)	—	—	—	—	—	(0.5)
Income before taxes	291.9	15.3	4.8	41.1	—	1.3	354.4
Income tax expense (benefit) (9)	(147.7)	5.2	1.7	14.1	247.3	0.4	121.0
Tax rate	(50.6%)						34.1%
Net income	439.6	10.1	3.1	27.0	(247.3)	0.9	233.4
Diluted EPS	4.08						2.17

Use of Non-GAAP Financial Measures

We supplement our consolidated financial statements presented on a GAAP basis by providing additional measures which may be considered “Non-GAAP” financial measures under applicable SEC rules. We believe that the disclosure of these Non-GAAP financial measures provides additional insight into the ongoing economics of our business and reflects how we manage our business internally, set operational goals and forms the basis of our management incentive programs. These Non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be viewed in isolation or as a substitute for reported, or GAAP, financial measures.

Our Non-GAAP financial measures exclude the following items from reported GAAP financial measures:

1.	Share-Based Compensation Expense

We exclude the costs associated with incentive stock and employee stock purchase plans we maintain for the benefit of our officers, directors, and employees.  For the periods prior to February 1, 2017, our share based compensation expense was derived solely from equity awards granted by Biogen to the company’s employees. Share-based compensation expense subsequent to the separation relates to equity awards granted under our share-based plans to our officers, directors, and employees including those awards that converted from Biogen.

2.	Amortization of Developed Technology Intangible Assets

We exclude the amortization of intangible assets to facilitate an evaluation of current and past operating performance, particularly in terms of cash returns, and is similar to how management internally assesses performance. The developed technology intangibles primarily relate to approval milestones for ALPROLIX paid to the former Syntonix shareholders.

3.	Biogen Cambridge Manufacturing Facility Shutdown

We exclude costs associated with Biogen’s Cambridge manufacturing facility shutdown, which was primarily dedicated to hemophilia manufacturing. On December 31, 2016, the facility was subleased by Brammer Bio, LLC and is no longer used for hemophilia manufacturing.  Management believes these costs are not representative of our ongoing operating results.

4.	Tax-Related Items

We had established a valuation allowance as of December 31, 2015 given our cumulative losses and uncertainty about our cost structure as a standalone company.  During 2016, we determined that it is more likely than not that our deferred tax assets will be realizable and released our valuation allowance.  Management believes the release of the valuation allowance is not representative of our ongoing operating results. On December 22, 2017, the US government enacted comprehensive tax legislation which reduces the corporate tax rate to 21% from 35%, effective January 1, 2018. Consequently, we have recorded a one-time decrease related to our net deferred tax liabilities with a corresponding net deferred income tax benefit for the year ended December 31, 2017.

5.	Spin-Related Costs

In connection with our separation from Biogen, we have incurred certain separation related expenses, which management believes are not representative of our ongoing operations.

6.	Upfront and Milestone Payments

We exclude costs associated with upfront and milestone payments relating to collaborative arrangements as management believes these costs are uncertain, result in different payment and expense recognition patterns than internal R&D activities, and are not representative of our ongoing operating results.

7.	Acquisition-Related Costs

In connection with our acquisition of True North Therapeutics, we have incurred certain acquisition related expenses, which management believes are not representative of our ongoing operations. These expenses include banker, legal, tax, and other expenses. In addition, we exclude costs associated with quarterly remeasurement of contingent consideration.

8.	Sanofi Acquisition

In connection with our pending acquisition by Sanofi we have incurred certain acquisition related expenses, which management believes are not representative of our ongoing operations.

9.	Tax Effects of the Above Non-GAAP Adjustments

We include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP adjusted net income.